SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.   20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT

______________________________________________________________________________

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

June 30, 2000

DATE OF REPORT (Date of earliest event reported)

BRASS EAGLE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23385	71-0578572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 SE 30TH Street, Bentonville, Arkansas   72712

(Address of principal executive offices)    (zip code)

(501) 464-8700

(Registrant's telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2000 Brass Eagle Inc. (the Registrant) completed the acquisition of substantially all of the assets of JT USA, L. P. (the Seller) of Chula Vista, California. Brass Eagle Inc. issued a press release on July 3, 2000 regarding this transaction, a copy of which is included as an exhibit hereto.

The assets involved included all patent and trademark rights, molds, tools and dies used to produce product, all existing product lines, a lease of real property in Chula Vista, California, all existing contracts, licenses and permits, all inventory, accounts receivable and goodwill. The assets will be owned by Brass Eagle's newly formed subsidiary, JT USA Inc.

The consideration paid was $32 million cash, and this amount was arrived at by arms-length negotiation. The acquisition was funded by $28 million from Brass Eagle's new $40 million line of credit with Bank of America, N. A., and $4 million generated by internal company operations. The Seller utilized these assets to generate sales of paintball masks, clothing and protective equipment for the sport of paintball and protective goggles and clothing for use in motocross. Brass Eagle plans to continue this as

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(a) - (b)

Financial statements and pro forma financial information will be filed, pursuant to the provisions of Item 7 (a)(4), in an amendment to this Current Report on Form 8-K filed within 60 days after the date that this filing was required to be made.

(c)	The following are filed as exhibits to this Current Report on form 8-K:

2	Asset Purchase Agreement dated March 29, 2000, by and between Brass Eagle Inc., JT USA, L. P. and certain other individuals and entities.
99 (i)	Press Release dated July 3, 2000, issued by Registrant

The schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. Copies of these schedules and / or exhibits will be provided to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRASS EAGLE INC.

DATE: July 13, 2000	BY: /s/ J. R. Brian Hanna
J. R. Brian Hanna
Vice President - Finance and Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

2	Asset Purchase Agreement dated March 29, 2000, by and between Brass Eagle Inc., JT USA, L. P. and certain other individuals and entities.
99 (i)	Press Release dated July 3, 2000, issued by Registrant

EXHIBIT 2

BRASS EAGLE INC.

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of March 29, 2000, by and among BRASS EAGLE INC., a Delaware corporation (the "Buyer"), JT USA, L.P., a California limited partnership (the "Seller"), and the persons and entities whose names appear on the signature page of this Agreement under the word "Guarantors" (together, the "Guarantors").

The Seller engages in the manufacture, distribution and sale of masks, visors, goggles, goggle accessories, faceguards, helmets, other protective headgear, hats, competitive clothing and jerseys, knee and elbow pads, gloves, neck armor, and various types of chest and shoulder protectors, all of which are used in connection with motorcycle, bicycle, paintball or related sports, and related accessories, gear and clothing (the "Business"). The Seller desires to sell, and the Buyer desires to purchase, all o ghts owned by the Seller which are used or usable in connection with the operation of the Business, in accordance with the terms and conditions set forth in this Agreement.

In consideration of the payments and the covenants, and on the terms and subject to the conditions described in this Agreement, the parties hereby agree as follows.

1.  Sale and Purchase of Assets.

1.1  Transferred Assets.  The Seller and its Affiliates will, on the Closing Date (as defined in Section 10.1), transfer to the Buyer all rights, titles and interests in and to the following assets and rights (the "Transferred Assets"), free and clear of any lien, charge, claim, encumbrance, security interest, option or any other restriction or third-party right of any kind ("Encumbrances") (other than Permitted Encumbrances, as defined in Section 4.16(a)):

(a)  Leased Real Property. The Affiliate of the Seller which owns such real property (the "Landlord") shall lease to the Buyer all of the Landlord's right, title and interest in all of the land, buildings, improvements, fixtures and other real property, together with all easements, rights of way and appurtenances thereon or thereto, located at the facility of the Business in Chula Vista, California described on Schedule 4.16 (the "Real Property"), pursuant to the terms and conditi ched hereto as Exhibit 1.1(a) (the "Lease Agreement").

(b)  Personal Property.  All of the personal property that is owned by the Seller and/or its Affiliates and used or usable in the operation of the Business, including, without limitation, all of the machinery, equipment and other items listed on Schedule 4.24, and all other items of furniture, fixtures, machinery, equipment, motor vehicles, tools, parts, supplies and office equipment owned by the Seller and/or its Affiliates and used or usable in the operation of th ms of personal property of the Business located in "Personal Property"), other than those items of personal property specifically listed on Schedule 1.2(e).

(c)  Contracts.  All rights and interests of the Seller and its Affiliates in and to all contracts and other agreements that are listed on Schedule 4.15 and all other contracts to which the Seller and/or its Affiliates is a party on the Closing Date that relate exclusively to the operation of the Business that are not required to be listed on Schedule 4.15 and which were entered into in the ordinary course of the Business and consistent with past practice, in Seller's employment and non-competition agreement with Mr. Travis Hitt (collectively, the "Contracts").

(d)  Licenses and Permits.  All rights and interests of the Seller and its Affiliates under all permits, approvals, registrations, licenses, variances and certificates issued to the Seller or any of its Affiliates by any governmental authority (federal, state, local or foreign) (a "Governmental Authority") relating to the Business or necessary for the operation of the Business, including those listed on Schedule 4.25.

(e)  Intellectual Property. All Intellectual Property (as defined in Section 4.13) that is used or held for use in or relates to the Business and in which the Seller or any of its Affiliates has any right, title or interest, including, without limitation, (i) all of the current concepts and ideas relating to the Business listed on Schedule 4.13A (to be provided as described in Section 4.13), (ii) those items listed on Schedule 4.13, and (iii) the Internet website located at www.jtusa.com and the domain name corresponding thereto.

(f)  Cash Equivalents and Securities. All cash equivalents and marketable securities of the Business.

(g)  Inventory. All inventories of whatever kind of the Business, including finished products, samples, work-in-process, raw materials and packaging materials.

(h)  Accounts Receivable. All accounts receivable, promissory notes and other notes receivable, deferred charges, chattel paper and other rights to receive payments arising from the operation of the Business, including all collateral security and guarantees of any kind which arise from or relate to products sold or services rendered in connection with the Business, whether or not invoices have been issued.

(i)  Prepayments. All prepaid expenses and other prepayments relating to the Business.

(j)  Books and Records.  All records, including, without limitation, all books of account, customer lists, supplier lists, inventory reports, employee personnel files, local public records, file materials, engineering data, logs, programming records, consultant reports, budgets, financial reports and projections, sales and marketing reports and plans, operating and business plans, product files and specifications and correspondence used or held for use in the operation of the Business or necessary or desirable to show compliance with any law or regulation applicable to the operation of the Business or relating to the ownership, use, manufacture, maintenance or repair of any of the Transferred Assets (the "Books and Records") .

(k)  Intangibles. All claims, choses in action and other general intangibles to the extent that they relate to the Business or the Transferred Assets, including but not limited to the Seller's potential trade dress claim(s) against Marksman and those other lawsuits and claims specifically listed on Schedule 1.1(k).

(l)  Certifications. All certifications, ratings, listings and similar rights and benefits obtained from any customer or product certification organization relating to the Business or the Transferred Assets.

(m)  Mail and Communications. The right to receive and retain mail and other communications and collections, including mail and communications from customers, suppliers, distributors, agents and others, which relate to the Business or the Transferred Assets, whether delivered to the offices of the Business or elsewhere (but excluding mail and other communications that are addressed to John R. Gregory or Rita A. Gregory in their personal capacities; such mail and other communications shall be forwarded unopened to Ms. Julie Ruch, if and for so long as she is an employee of the Buyer, for determination of whether such mail (i) relates to the personal matters of either of the Gregorys and should be forwarded to them or (ii) relates to the Business and should be retained by the Buyer; if Ms. Julie Ruch is not employed by the Buyer, then such mail and communications shall be forwarded to the Gregorys unopened, to the extent practicable).

(n)  Goodwill. All goodwill of the Business, including the exclusive right for the Buyer to represent itself as the sole successor to the Business and the right to the exclusive use of the name "JT USA," all other current or former names of the Business, and all other trademarks and tradenames owned by the Seller and/or any of its Affiliates and used or usable in the operation of the Business.

(o)  Other Assets. All of the other tangible and intangible property and rights that are owned by the Seller and/or any of its Affiliates and used or usable in connection with the operation of the Business.

1.2  Excluded Assets.  Notwithstanding the foregoing, the following assets of the Seller (the "Excluded Assets") will be retained by the Seller and will not be included in the Transferred Assets:

(a)  Organizational Documents. The partnership agreement and other organizational documents, minute books and all other books and records relating to the organizational affairs of the Seller, taxpayer and other tax identification numbers and other documents relating to the organization, maintenance and existence of the Seller.

(b)  Tax Records. Any records related to taxes paid or payable by the Seller.

(c)  Certain Claims. All claims related to Excluded Assets or Retained Liabilities.

(d)  Employee Benefit Plans. All Employee Benefit Plans and all assets of the Employee Benefit Plans.

(e)  Certain Other Assets. Those specific assets listed on Schedule 1.2(e).

2.  Assumed and Retained Liabilities.

2.1  Assumption of Liabilities.  Subject to the terms and conditions set forth herein, upon the transfer of the Transferred Assets on the Closing Date in accordance with this Agreement, the Buyer shall assume the following liabilities and obligations of the Seller (the "Assumed Liabilities"):

(a)  Certain Disclosed Financial Statement Liabilities. All undischarged accounts payable of the Seller which relate exclusively to the conduct of the Business and were incurred in the ordinary course of business and consistent with the past practices of the Seller and which are reflected or reserved against on the face of the Financial Statements (as defined in Section 4.6), excluding (i) any and all accounts payable that are payable to the Guarantors or any Affiliate of the Seller or the Guarantors (except for the $33,000 payable to John R. Gregory relating to the trailer of the Seller described in clause (ii) of this paragraph) and (ii) any and all other liabilities shown in the Financial Statements, including but not limited to any and all liabilities or obligations which relate to tax matters or indebtedness for borrowed money of the Seller, other than indebtedness not exceeding $53,000 related to two vehicles of the Seller and $33,000 related to a trailer of the Seller (each of which vehicles and trailer are included as part of the Transferred Assets).

(b)  Certain Ordinary Course Liabilities. All undischarged accounts payable and other specific items included in the Working Capital Statement (as defined in Section 3.2(a)) which relate exclusively to the conduct of the Business and were incurred in the ordinary course of business and consistent with the past practices of the Seller since the date of the most recent reviewed balance sheet included in the Financial Statements (the "Balance Sheet"), excluding (i) any and all accounts payable that are payable to the Guarantors or any Affiliate of the Seller or the Guarantors and (ii) any and all other liabilities shown in the Working Capital Statement, including but not limited to any and all liabilities or obligations which relate to tax matters or indebtedness for borrowed money of the Seller.

(c)  Contracts.  All liabilities and obligations of the Seller under the Contracts to the extent, in the case of each particular Contract, that the rights and benefits under the Contract have been assigned to the Buyer in accordance with the terms of such Contract.

(d)  Post-Closing Product Liability Claims. All liabilities and obligations relating to any Post-Closing Product Liability Claim (as defined in Section 6.9(b)).

2.2  Retained Liabilities.

(a)  Except for the liabilities and obligations expressly referred to in Section 2.1, the Buyer will not assume or otherwise be responsible for any liabilities or obligations of the Seller or any of the Seller's Affiliates, regardless of nature, and all such liabilities and obligations shall be retained by the Seller and the Seller's Affiliates, as the case may be (the "Retained Liabilities"). Without limiting the generality of the foregoing, the Buyer is expressly not assuming (i) any liability under any employee pension plan or other Employee Benefit Plan relating to the Business, (ii) any liability relating to any failure by the Seller or any of its predecessors to operate the Business in accordance with applicable law, (iii) any liability relating to any lawsuit ("Pre-Closing Litigation") against the Seller or any of its Affiliates or any third-party relating to the Business which was filed prior to the Closing Date or arises from events occurring or conditions existing prior to the Closing Date (except to the extent that such a liability is a Post-Closing Product Liability Claim), or (iii) any and all liabilities and obligations relating to any Pre-Closing Product Liability Claim (as defined in Section 6.9(a)). In addition, the Buyer is expressly not assuming any liabilities (whether accrued, contingent, absolute, determined, determinable, known, unknown or otherwise) arising under or relating to any Environmental Law (as defined in Section 4.12) or relating to any Hazardous Substance (as defined in Section 4.12) and arising from events occurring or conditions existing prior to the Closing Date in connection with the operation of the Business, the activities of the Seller, the Real Property, the Transferred Assets or any location where the Seller or the Business has transported, arranged for the transportation of, disposed of or arranged for the disposal of any Hazardous Substance (collectively, the "Pre-Closing Environmental Liabilities").

(b)  Nothing contained in any of Sections 4.1 through 4.33 of this Agreement shall affect the definition of "Retained Liabilities" set forth in Section 2.2(a) above.

3.  Purchase Price.

3.1  Purchase Price.  Subject to adjustment in accordance with Sections 3.2, the purchase price for the Transferred Assets (the "Purchase Price") shall be as follows:

(a)  Thirty Two Million Dollars ($32,000,000), payable as follows:

(1)  One Million Dollars ($1,000,000), which shall be paid by the Buyer on the date of the execution of this Agreement, as an earnest money deposit, to Bank of America, as the escrow agent (the "Escrow Agent"), by wire transfer of immediately available funds, which earnest money deposit and any and all interest accruing thereon (the "Earnest Money Deposit Interest") shall be:

(A)  applied to the Purchase Price on the Closing Date, if the Closing occurs;

(B)  refunded to the Buyer in full if (i) the Closing does not occur as a result of the failure of the conditions to the Buyer's obligation to close contained in either of Section 8.6 (HSR Act) or Section 8.17 (Intentional Fraud) and this Agreement is terminated in accordance with Section 17; or (ii) the Closing does not occur as a result of the failure or refusal of the Seller or any of its Affiliates to close other than as permitted by Section 17(c) or (d) of this Agreement; or

(C)  retained by the Seller in full, as liquidated damages, if the Closing does not occur as a result of the Buyer's failure or refusal to close other than as set forth in paragraph (B) above and the Seller terminates this Agreement in accordance with Section 17(c) or (d).

(2)  Thirty Million Nine Hundred and Forty Thousand Dollars ($30,940,000) minus the Earnest Money Deposit Interest, which shall be paid by the Buyer at the Closing as follows: (i) Twenty Nine Million Nine Hundred and Forty Thousand Dollars ($29,940,000) minus the Earnest Money Deposit Interest will be paid by wire transfer of immediately available funds to the Seller's designated bank account and (ii) One Million Dollars ($1,000,000) (the "Escrow Amount") will be paid to the Escrow Agent by wire transfer of immediately available funds. The Escrow Amount will be held and distributed by the Escrow Agent in accordance with the terms and conditions of an escrow agreement, in the form attached hereto as Exhibit 3.1(a)(2), to be entered into by the Seller, the Buyer and the Escrow Agent (the "Escrow Agreement"). The Escrow Amount will be paid to the Seller ten Business Days following the expiration of one year from the Closing Date, net of any amounts paid to the Buyer or remaining subject to pending claims under the Escrow Agreement, and any interest and earnings on the Escrow Amount will be paid as provided in the Escrow Agreement; and

(3)  Sixty Thousand Dollars ($60,000), which has been previously paid by the Buyer to the Seller pursuant to the letter agreement, dated October 5, 1999, by and between the Buyer and the Seller, which is attached hereto as Exhibit 3.1(a)(3) (the "Letter Agreement"), which amount shall be applied to the Purchase Price, retained by the Seller or refunded to the Buyer in accordance with Sections 2 and 7.1 of the Letter Agreement; and

(b)  The assumption by the Buyer of the Assumed Liabilities.

3.2  Post-Closing Purchase Price Adjustment.

(a)  Working Capital Statement. As soon as practicable following the Closing Date (and in no event later than sixty (60) days following the Closing Date), the Buyer will prepare and deliver to the Seller a statement, prepared in accordance with the procedures set forth on Exhibit 3.2 hereto, showing the book value of the current assets and the current liabilities of the Business as of the Closing Date (the "Working Capital Statement"). Except as described on Exhibit 3.2 hereto, the Working Capital Statement will be based upon the books and records of the Seller and prepared in accordance with generally accepted accounting principles ("GAAP") and, to the extent not inconsistent therewith, on a basis consistent with the same accounting principles and practices used in determining the current assets and the current liabilities shown on the Balance Sheet. The Seller will, at its expense, make available to the Buyer any records, employees and representatives of the Seller required for the preparation of the Working Capital Statement.

(b)  Review of Working Capital Statement. Following receipt of the Working Capital Statement, the Seller will be afforded a period of sixty (60) days to review the Working Capital Statement. To assist in any such review, the Buyer will make available to the Seller any work sheets and other papers prepared in connection with the Working Capital Statement, in addition to all source documents. At or before the end of the sixty (60) day review period, the Seller will either (i) accept the Working Capital Statement in its entirety or (ii) deliver to the Buyer a written notice setting forth a detailed explanation of those items in the Working Capital Statement that the Seller disputes (a "Notice of Dispute"). If the Seller does not deliver a Notice of Dispute to the Buyer within the sixty (60) day review period, the Seller will be deemed to have accepted the Working Capital Statement in its entirety. If the Seller delivers a Notice of Dispute in which it disputes some, but not all, of the items in the Working Capital Statement, the Seller will be deemed to have accepted all of the items not disputed other than those not directly disputed but which are affected by the items disputed.

(c)  Resolution of Disputes. Within a period of fourteen (14) days after the delivery of a Notice of Dispute, the parties will attempt to resolve in good faith any disputed items. If they are unable to do so, the remaining disputed items will be referred to the San Diego, California office of PriceWaterhouseCoopers for resolution (the "Independent Public Accountants"). The parties will share equally the cost of the Independent Public Accountants. The book value of the disputed items, as determined by the Independent Public Accountants, will be binding on the parties.

(d)  Adjustment to the Purchase Price. If the book value of current assets, less the book value of the current liabilities, shown in the Working Capital Statement, after the resolution of any dispute pursuant to Section 3.2(c) (the "Working Capital"), is less than $2,600,000, the Purchase Price shall be reduced by the amount by which $2,600,000 exceeds the Working Capital. If the Working Capital is more than $2,800,000, the Purchase Price shall be increased by the amount by which the Working Capital exceeds $2,800,000. Within ten (10) days after the adjustment to the Purchase Price pursuant to this Section 3.2 has been finally determined, the Buyer shall pay to the Seller or the Seller shall pay to the Buyer, as applicable, the relevant amount, plus simple interest thereon at the rate of eight percent (8.0%) per annum from the Closing Date to the date of payment. Any such payment hereunder shall be made by wire transfer of immediately available funds to an account designated by the party entitled to payment or in such other manner as such party shall reasonably request.

3.3  Acknowledgment; Confidentiality. Subject to the express provisions of this Agreement, the parties acknowledge that the Buyer shall not be precluded from claiming at any time that any of the representations or warranties of the Seller contained in Section 4 is or was untrue or misleading or has been breached by reason of the fact that it may have expressly or impliedly agreed or approved the Working Capital Statement or any item set out or referred to therein. The Seller shall treat as strictly confidential all financial information contained in the Working Capital Statement or any of the work sheets and other papers prepared in connection therewith.

4.  Representations and Warranties of the Seller.

The Seller represents and warrants to and agrees with the Buyer, as of the date hereof and unless specifically stated otherwise as of the Closing Date, as follows.

4.1  Organization and Qualification. The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of California and has all requisite power and authority to own and operate the Transferred Assets and to carry on the Business as currently conducted by it. To the best actual knowledge of the Seller, it is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction of each country where the ownership or operation of the Transferred Assets or the conduct of the Business by it requires such qualification and good standing.

4.2  Authorization. The general partner and each of the limited partners of the Seller have approved the execution, delivery and performance of this Agreement, in accordance with and to the extent required by applicable law or the limited partnership agreement of the Seller. Except as set forth on Schedule 4.2, there are no other partners or holders of equity interests in the Seller other than the Guarantors. The Seller and the Guarantors have full power, authority and legal right to execute and deliver this Agreement and the other deeds and instruments of transfer and other documents, certificates and agreements for which provision is made herein (the "Other Documents") and to perform their respective obligations under this Agreement and the Other Documents.

4.3  Consents and Approvals. Except as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or as set forth on Schedule 4.3, no consent, approval, waiver, authorization, registration or qualification is required to be obtained by the Seller from, and no notice or filing is required to be given by the Seller to or made by the Seller with, any Governmental Authority or other third-party in connection with the execution, delivery and performance by the Seller of this Agreement and the Other Documents or the transfer of any of the Transferred Assets.

4.4  Non-contravention. Except as set forth on Schedule 4.4, the execution, delivery and performance by the Seller of this Agreement and the Other Documents, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the partnership agreement or other organizational documents of the Seller, (ii) to the best actual knowledge of the Seller and subject to obtaining the consents referred to in Section 4.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration of (whether after the filing of notice or the lapse of time or both) any right or obligation of the Seller under, or in a loss of any benefit to which the Seller is entitled under, any of the Contracts or result in the creation of any Encumbrance in respect of or upon any of the Transferred Assets, or (iii) to the best actual knowledge of the Seller, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any Governmental Authority to which the Seller is subject, including any license, permit, certificate and other authorization or approval required under any applicable law to carry on the Business as currently conducted by the Seller.

4.5  Binding Effect. This Agreement has been duly executed and delivered by the Seller and constitutes, together with the Other Documents, when executed and delivered, the valid and binding obligations of the Seller, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.6  Financial Statements. Attached to this Agreement as Schedule 4.6 are the following reviewed financial statements of the Seller: (i) balance sheets as of December 31, 1997, 1998 and 1999; and (ii) statements of operations, cash flow and changes in shareholders equity for the fiscal years ended December 31, 1997, 1998 and 1999 (collectively, the "Financial Statements"). Except as set forth on Schedule 4.6, the Financial Statements (a) are consistent with the books and records of the Seller, (b) were prepared in accordance with GAAP, applied on a consistent basis throughout all periods indicated, and (c) fairly present the financial position and results of operations of the Seller at the dates and for the periods indicated therein and accurately set forth the information purported to be shown therein. All of the liabilities of the Seller reflected in the Financial Statements relate exclusively to the Business and arose out of or were incurred in the conduct of the Business. As of immediately before the Closing, there will be no intercompany account balances between the Seller and any of its Affiliates, other than pursuant to the Seller's factoring agreement and other agreements unrelated to the Business, none of which are included in the Assumed Liabilities.

4.7  No Material Adverse Change.  Except as set forth on Schedule 4.7, since the date of the Balance Sheet, the Business has been conducted by the Seller in the ordinary course of business and consistent with past practice, and there has not been:

(a)  any material adverse change in the assets, liabilities, financial condition or operation of the Business;

(b)  any material damage or destruction, whether or not covered by insurance, materially affecting the Transferred Assets, operations or properties, whether owned or leased, of the Seller;

(c)  any material labor dispute or employee matter adversely affecting the financial position or operations of the Business;

(d)  any sale (other than in the ordinary course of business), transfer or assignment of, or imposition of any Encumbrance (other than Permitted Encumbrances) on, any of the Transferred Assets;

(e)  any material transaction or commitment made, or any contract, agreement or arrangement entered into or amended, relating to the Business or any Transferred Asset or any relinquishment of any contract or other right, other than team sponsorship agreements and other transactions and commitments made in the ordinary course of business and consistent with past practice;

(f)  any change in any method of accounting or accounting practice with respect to the Business;

(g)  any material employment, deferred compensation, severance, retirement or other similar agreement entered into with any employee of the Business, or any amendment to any such existing agreement, or change in compensation or other benefits payable to any employee of the Seller pursuant to any severance or retirement plan or policy;

(h)  to the best actual knowledge of the Seller, any other event or condition of any character pertaining to, and materially and adversely affecting, the financial position, results of operations or prospects of the Business; or

(i)  to the best actual knowledge of the Seller, any agreement or commitment entered into to do any of the foregoing.

4.8  Litigation and Claims. To the best actual knowledge of the Seller, except as set forth on Schedule 4.8: (a) there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding, arbitration or investigation pending or threatened, involving the Seller, the Business or any of the Transferred Assets; (b) no circumstances exist which might reasonably be expected to give rise to any such civil, criminal or administrative action, suit, demand, claim, hearing, proceeding, arbitration or investigation against the Seller; and (c) none of the Seller, the Business or the Transferred Assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority of competent jurisdiction or any arbitrator.

4.9  Tax Matters.

(a)  The Seller is not delinquent in the payment of any sales Taxes, and all filings required to be made by the Seller with respect to sales Taxes have been timely made. To the best actual knowledge of the Seller, except as set forth on Schedule 4.9: (i) all reports, returns, statements, information statements and the like ("Tax Returns") required to be filed by the Seller on or before the Closing Date with respect to any federal, state, local or foreign taxes ("Taxes") have been or will be filed when due in accordance with all applicable laws; (ii) all Taxes shown on such Tax Returns have been or will be paid in timely fashion or have been accrued for on the financial statements of the Seller; (iii) there is no action, suit, proceeding, investigation, audit or claim now pending with respect to any Taxes of the Seller relating to the Business or the Transferred Assets; (iv) there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from the Seller; (v) there are no liens for any Tax on the Transferred Assets, except for Taxes not yet due and payable; (vi) the Seller is not subject to withholding under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the sale of the Transferred Assets or other assets subject to sale under the Other Documents; (vii) as of the time of filing, the Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and status of the Seller and any other information required to be shown therein; (viii) the charges, accruals and reserves for Taxes with respect to the Seller for any pre-Closing Tax period (including any taxable period for which no Tax Return has yet been filed) reflected on the books of the Seller (excluding any provision for deferred Taxes), as disclosed to the Buyer, are adequate to cover such Taxes; (ix) the Seller is not delinquent in the payment of any Taxes; and (x) the Seller has not participated in any arrangement (including by way of a tax sharing agreement) whereby any income, revenues, receipts, gain, loss or Tax asset of the Seller was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset, liability or Tax asset of any other person.

4.10  Employee Benefits Plans.

(a)  Except for the arrangements set forth on Schedule 4.10(a), the Seller does not now maintain or contribute to, and has not in the current or preceding six (6) years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit or similar plan, policy or arrangement, whether formal or material informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Seller. Each of the arrangements set forth on Schedule 4.10(a) is hereinafter referred to as an "Employee Benefit Plan."

(b)  The Seller has heretofore delivered to the Buyer true, correct and complete copies of each Employee Benefit Plan of the Seller, and with respect to each such Plan (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participates or beneficiaries thereunder in the current or preceding year and (iii) the most recently received Internal Revenue Service (the "IRS") determination letters and any governmental advisory opinions or rulings.

(c)  Each Employee Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code and applicable to such plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which has resulted or is likely to result in the revocation of such determination.

(d)  To the best actual knowledge of the Seller, except as set forth on Schedule 4.10(d):

(i)  there is no pending or threatened legal action, proceeding or investigation, concerning any Employee Benefit Plan or any fiduciary or service provider thereof and there is no basis for any such legal action or proceedings;

(ii)  liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by either the Seller or any affiliate thereof (other than insurance premiums satisfied in due course);

(iii)  no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an affiliate of the Seller, which is subject to Title IV of ERISA;

(iv)  no Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction which could subject the Seller directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code;

(v)  no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

(vi)  no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA);

(vii)  no benefit due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after Closing); and

(viii)  the Seller has not undertaken to maintain any Employee Benefit Plan for any specified term or period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

(e)  To the best actual knowledge of the Seller: (i) with respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that the Seller is required, under the terms of each such Plan, to have paid as contributions to that Employee Benefit Plan as of the end of the most recently ended plan year of that Employee Benefit Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Employee Benefit Plan; and (ii) the current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Employee Benefit Plan, exceeded the current value of all accrued benefits under that Employee Benefit Plan.

(f)  To the best actual knowledge of the Seller, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant or employee of the Seller or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

(g)  No Employee Benefit Plan is a multi-employer plan.

(h)  For purposes of this Section 4.10, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under Section 414 of the Code is treated as a single employer with the Seller.

4.11  Compliance with Laws. To the best actual knowledge of the Seller, except as set forth on Schedule 4.11 or Schedule 4.12: (a) the conduct of the Business complies and has at all times been conducted in compliance with, in all material respects, all laws, statutes, ordinances, rules, regulations, codes, orders, judgments and decrees applicable to the Seller (collectively, "Laws") and (b) the Seller has all licenses, permits, certificates and other authorizations and approvals required under all applicable Laws necessary for the conduct of the Business as currently conducted.

4.12.  Environmental Matters.

(a)  Except as set forth on Schedule 4.12, to the best actual knowledge of the Seller:

(i)  the Seller and the Business are in compliance with all applicable federal, state and local laws, judicial decisions, permits, statutes, ordinances, rules, regulations, codes, orders, judgments, decrees and injunctions relating to (x) the protection of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water and surface or subsurface land), (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release or disposal of, pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or (z)  the effect of the environment on human health or safety ((x), (y) and (z) collectively, "Environmental Laws") and all licenses, permits, certificates and other authorizations and approvals required under all applicable Environmental Laws to carry on the Business as it is currently conducted ("Governmental Authorizations");

(ii)  the Seller and the Business have no liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and there are no facts, conditions, situations or sets of circumstances, which could reasonably be expected to result in a material liability under any Environmental Law with respect to the Business or the Transferred Assets;

(iii)  the Seller has received no notice, request for information, citation, complaint, summons or order relating to any violation or alleged violation of, or any liability under, any Environmental Law in connection with the Business or the Transferred Assets during the past five years or, if not resolved, any previous year;

(iv)  there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or threatened, relating to compliance with or liability under any Environmental Law affecting the Business or the Transferred Assets;

(v)  no hazardous substances within the meaning of Section 101(14) of CERCLA, 42 U.S.C. Section 9601(14), or any pollutant, contaminant, waste, chemical or other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material that, in each case, is regulated under any Environmental Law, including, without limitation, petroleum, petroleum derivatives, petroleum by-products or other hydrocarbons, asbestos-containing materials, polychlorinated biphenyls and urea formaldehyde (each a "Hazardous Substance" and, collectively, "Hazardous Substances") has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any of the properties now or previously owned, leased or operated by the Seller in the conduct of the Business;

(vi)  there is and has been no friable asbestos or urea formaldehyde in the Owned Real Property or the Leased Real Property which has not been encapsulated or otherwise treated in compliance with all Environmental Laws;

(vii)  the Owned Real Property and the Leased Real Property are not now nor have they ever been operated by the Seller or by any former owner or operator of such property as a Treatment, Storage or Disposal facility for Hazardous Waste (as such terms are defined under the Resource Conservation and Recovery Act, 42 U.S.C. Sub-Section 6901, et seq., or any similar state statute);

(viii)  the Seller has not (y) received any written studies or reports relating to the existence of any chemical substance or mixture which could present a substantial risk to human health or the environment reportable under Section  8(e) of the Toxic Substances Control Act, 15 U.S.C. Sub-Section 2601, et seq. ("TSCA"), or (z) received any health and safety studies reportable under Section 8(d) of TSCA, in each case, in respect of the Business, the Owned Real Property or the Leased Real Property;

(ix)  there are no active or inactive underground or above-ground storage tanks presently located at the Owned Real Property or the Leased Real Property; and

(x)  none of the Owned Real Property, the Leased Real Property nor any property to which the Seller (in connection with the conduct of the Business) has transported, or arranged for the disposal of, Hazardous Substances is listed or proposed for listing, on the National Priorities List, CERCLA or any similar federal, state or local list of sites.

(b)  To the best actual knowledge of the Seller, there has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to the Business or any Transferred Asset other than those which have been delivered to the Buyer and are listed on Schedule 4.12(b).

4.13  Intellectual Property. The Seller owns its name in the United States (which representation and warranty shall not be limited to any extent by any other language contained in this Section 4.13). The Seller owns the patents, patent rights, trademarks (registered and unregistered), trade names (registered and unregistered), service marks (registered and unregistered), copyrights, computer programs and other computer software (including source codes and object codes), and Internet websites and domain names listed on Schedule 4.13, which to the best actual knowledge of the Seller includes all of such items that are currently used in the operation of the Business (collectively, with any patent applications, trademark applications, service mark applications, copyrights, copyright applications, publication rights, trade secrets and know-how, the "Seller Intellectual Property"), other than the current concepts and ideas relating to the Business (the "Current Concepts and Ideas"), all of which are listed and described on Schedule 4.13A (which schedule shall be delivered by the Seller to the Buyer only after this Agreement has been executed and the earnest money deposit set forth in Section 3.1(a)(1) has been paid as provided therein, but within three (3) Business Days of the later thereof to occur). To the best actual knowledge of the Seller, except as set forth on Schedule 4.13: (a) the Seller owns the Seller Intellectual Property and the Current Concepts and Ideas free and clear of any Encumbrance or third party right of any kind; (b) the Seller has not infringed on, and is not currently infringing, any other party's intellectual property rights; (c) the Seller has not given any indemnification for, nor does it have any liability for, any other party's intellectual property rights; (e) none of the employees or independent contractors of the Business, the Guarantors or any other person or entity has any right, title or interest in the Seller Intellectual Property or the Current Concepts and Ideas; and (f) there are no royalties, honoraria, fees or other payments payable by the Seller to any person or entity by reason of the ownership, use, license, sale or disposition of any intellectual property rights, other than maintenance and prosecution fees payable to Governmental Authorities.

4.14  Labor Matters. Except as disclosed on Schedule 4.14, with respect to the Business:

(a)  the Seller is not a party to any labor or collective bargaining agreement with respect to employees of the Business, no employees of the Business are represented by any labor organization, no union has been certified as a collective bargaining representative of any employees of the Business, the Seller has not recognized and is not obligated to bargain with any union, and, to the Seller's best actual knowledge, there are no organizing activities (including any demand for recognition or certification proceedings pending or threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal) involving the employees of the Business;

(b)  there are no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, arbitrations or grievances (pending or, to the Seller's best actual knowledge, threatened) against or involving the Seller;

(c)  to the best actual knowledge of the Seller, there are no complaints, charges or claims against the Seller pending or threatened to be brought or filed with any Governmental Authority based on or arising out of the employment of any employee by the Seller in the conduct of the Business;

(d)  to the best actual knowledge of the Seller, it is in compliance with all material Laws and orders relating to the employment of labor, including, without limitation, all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, and workers' compensation;

(e)  the Seller is in compliance with all material Laws and orders relating to the collection and payment of withholding and/or Social Security taxes and similar taxes;

(f)  to the best actual knowledge of the Seller, there are no pending labor grievances, arbitration cases, employment lawsuits or pending civil rights, equal employment opportunity, unfair labor practice, OSHA or Department of Labor charges or complaints against the Seller relating to the Business, and there are no settlements, consent orders or prior decrees of any Governmental Authority requiring any continued observance by the Seller; and

(g)  to the best actual knowledge of the Seller, within the five year period immediately preceding the date of this Agreement, the Seller has not received or been made aware of: (i) any written complaint from any of the Business's current or former employees that the Seller or any of its current or former employees, agents or consultants have engaged in harassment of any kind towards, or treated unfairly in any way, the complaining employee; (ii) any written complaint or objection (from employees or otherwise) regarding discrimination in employment; (iii) written notice that any of the Business's employees have been the subject of a claim of harassment of any kind or unfair treatment by a current or former employee of the Seller; or (iv) any written complaint of any situation or circumstances which could lead a reasonable person to conclude that the work environment of the Seller is hostile in any way.

4.15  Contracts.

(a)  Schedule 4.15 contains a complete and accurate list of all material contracts, agreements (including, without limitation, any noncompetition agreements with employees and former employees of the Seller), understandings, commitments, personal property leases, product warranty agreements, barter and trade arrangements and service agreements relating to the Transferred Assets or the conduct of the Business as currently conducted. Except for contracts listed on Schedule 4.15, the Seller is not a party to or bound by any oral or written:

(i)  contract for employment or personal services or any severance agreement or arrangement that is not terminable, without liability or expense, by the Seller upon thirty (30) days' notice or less;

(ii)  contract for capital expenditures in excess of $25,000;

(iii)  contract for the purchase of equipment, inventory, materials or supplies or the purchase of services involving more than $25,000;

(iv)  contract with any Affiliate of the Seller or agreement otherwise not negotiated at "arm's length";

(v)  trade or barter contract, to be performed on or after the Closing Date, that could impose more than $25,000 of obligations (monetary or otherwise) on the Seller;

(vi)  contract for the production of goods or the provision of services that, under existing circumstances could reasonably be expected to cause the Buyer to incur a loss after the Closing Date in the performance thereof; or

(vii)  contract not made in the ordinary course of business.

(b)  The Seller has delivered to the Buyer copies of all of the items listed on Schedule 4.15, all of which copies are complete and accurate. Each of the Contracts is a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, to the Seller's best actual knowledge, is a legal, valid and binding obligation of the other party or parties thereto. Each of the Contracts is in full force and effect. There has been no default by the Seller under any of the Contracts. To the best actual knowledge of the Seller, as of the date of this Agreement: (i) there has been no default by the other party to any of the Contracts; (ii) no event has occurred or failed to occur which with the giving of notice, the passage of time, or both, could constitute a default by the Seller or by the other party under any of the Contracts; and (iii) the Seller has not been notified and has no reason to believe that any of the Contracts is subject to any impending cancellation or breach that could result in a material loss or otherwise materially and adversely affect the Business or the Transferred Assets. Contracts which either (i) require the consent of a third party to assignment or (ii) are non-assignable are identified separately on Schedule 4.15.

4.16  Real Property.

(a)  The Seller has no interest in any real property (either in fee simple or leasehold) used or occupied in connection with the conduct of the Business other than the Real Property described on Schedule 4.16. The Seller is in possession of the Real Property. Except as set forth on Schedule 4.16, the Landlord has a good, valid and marketable fee simple estate to the Real Property. The Real Property is free and clear of all Encumbrances (including mortgages, security interests and title defects) except for (i) the Existing Deeds of Trust (as defined below) encumbering the Real Property; (ii) taxes and assessments, both general and special, including, without limitation, assessments for water and sewer, which are a lien but not yet due and payable; and (iii) easements, licenses, covenants, rights-of-way and other similar restrictions of record (including zoning or building restrictions) that do not materially detract from the value of the Real Property or materially interfere with any present use thereof (collectively, "Permitted Encumbrances").

(b)  Neither the Seller nor the Landlord has voluntarily granted any, is a party to any agreement providing for, or is aware of any easements, conditions, reservations, covenants, restrictions, leases, subleases, rights, options or any other matters that could materially and adversely affect the use of any of the Real Property for the same purposes and uses as the Real Property has been used by the Seller in the operation of the Business.

(c)  There are no improvements installed or, to the Seller's best actual knowledge, planned by any public authority any part of the cost of which might be assessed against the Seller, the Landlord, the Buyer (after the Closing), the Transferred Assets or the Business.

(d)  To the Seller's best actual knowledge, with respect to the Real Property, there are neither any (i) applications, ordinances, petitions, resolutions or other matters pending before any Governmental Authority having jurisdiction to act on zoning changes that could prohibit or make nonconforming the use of any of the Real Property nor (ii) any pending or threatened condemnation or eminent domain proceedings, or proposed sale in lieu thereof.

(e)  To the best actual knowledge of the Seller: (i) the plants, buildings and structures located on the Real Property have access to (1) public roads or valid easements over private streets or private property for ingress to and egress from all such plants, buildings and structures and (2) all appropriate public utilities, in each case to the extent necessary for the conduct of the Business as currently conducted; (ii) none of the material structures on the Real Property encroaches upon real property of another person or entity and no structure of any other person or entity encroaches upon any of the Real Property; and (iii) the buildings and other structures and improvements located on the Real Property are not subject to any material structural defects.

(f)  There are no adverse or other parties in possession of the Real Property or any portion or portions thereof, and the Real Property is free and clear of any and all leases, licenses, occupants or tenants, other than the Seller pursuant to the existing lease between the Landlord and the Seller and attached as Schedule 4.16(f) (the "Existing Lease"). Neither the Seller nor the Landlord has assigned all or any portion of the Existing Lease or sublet all or any portion of the premises demised under the Existing Lease.

(g)  To the best actual knowledge of the Seller: (i) the buildings and improvements located on the Real Property and the current use and operation thereof are in compliance with all applicable laws, including, without limitation, zoning laws and regulations, without variances or conditional use permits; (ii) neither the Seller nor the Landlord has received any written notice alleging any violation of any applicable zoning or subdivision laws; and (iii) neither the Seller nor the Landlord has received any written notice of any application for rezoning or other change in applicable land use laws, ordinances or resolutions in respect of the Real Property.

(h)  Seller and Landlord represent and warrant to Tenant that Schedule 4.16 is a complete and accurate list of the mortgage loans that encumber the Real Property (individually, an "Existing Loan," and, collectively, the "Existing Loans"), together with a list of the existing deeds of trust that encumber the Real Property (the "Existing Deeds of Trust"), and no other deed in trust, mortgage lien, security interest or other lien encumbers the Real Property. From the date hereof to and including the Closing Date: (i) Landlord shall not voluntarily create or permit to be created or filed against the Real Property, any deed of trust, mortgage lien or other lien; and (ii) Landlord shall not alter, amend or modify any loan document evidencing or securing any Existing Loan to the extent such alteration, amendment or modification increases the outstanding principal balance of such Existing Loan above the outstanding principal amounts stated in Schedule 4.16, or otherwise modifies the maturity date, interest rate or principal amortization period in respect of such Existing Loan.

4.17  Property Used. Except as set forth on Schedule 4.17, the Transferred Assets include (a) all of the tangible assets, properties and rights necessary to conduct the Business in the manner in which it is currently being conducted and will include as of the Closing Date all of the tangible assets, properties and rights necessary to conduct the Business as conducted on the Closing Date; and (b) all of the intellectual property rights necessary to conduct the Business as it is currently being conducted in the United States and will include as of the Closing Date all of the intellectual property rights necessary to conduct the Business in the United States as conducted on the Closing Date. No person or entity other than the Seller has any interest in any of the property used in the conduct of the Business, except as set forth on Schedule 4.17.

4.18  Employees; Wage Increases. Schedule 4.18 sets forth, in all material respects, a true and complete list of all employees of the Business, showing their names, job titles, annual rates of cash compensation (including salary, bonus and commission, with future commissions estimated) and the date or dates on which the rates of cash compensation most recently changed.

4.19  No Undisclosed Liabilities. To the best actual knowledge of the Seller, it does not have any material obligations or liabilities whatsoever relating to the Business, whether accrued, contingent, absolute, determined, determinable or otherwise, that may be asserted against the Buyer or will be included in the Assumed Liabilities, other than:

(a)  liabilities fully shown or fully reserved against in the Financial Statements or current liabilities, not unusual in nature or amount, incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet (which shall be fully reserved against in the Working Capital Statement);

(b)  obligations to be performed under the Contracts; and

(c)  liabilities fully, fairly and accurately disclosed on Schedule 4.19 to this Agreement.

The foregoing list shall not be construed to expand the definition of Assumed Liabilities set forth in Section 2.1. Nothing contained in this Section 4.19 shall limit to any extent any of the representations and warranties contained in Section 4.6.

4.20  Products.

(a)  Schedule 4.20(a) sets forth a list, which is complete and accurate in all material respects, of the ten most significant (by dollar volume) products of the Seller relating to the Business as well as the revenues derived from each separate product for the fiscal years ended December 31, 1998 and December 31, 1999, respectively, indicating in each case the dollar amount of revenue with respect to each such separate product category.

(b)  To the best actual knowledge of the Seller, except as set forth on Schedule 4.20(a): (i) none of the products produced or sold by the Seller in connection with the operation of the Business, at the time of sale, has failed to conform to all warranties, whether express or implied, provided by the Seller to the purchasers of its products; (ii) none of the products produced or sold by the Seller in connection with the operation of the Business (1) at any time up to and including the sale thereof, has failed to be in compliance with all applicable Laws and regulations and the specifications for such product, (2) was not, when sold, fit for the ordinary purposes for which it was intended to be used, or (3) failed to conform in all material respects, at the time of sale, to any promises or affirmations of fact made on the container or label for such product or in connection with its sale; and (iii) there is no recall of any such product currently being conducted or under consideration by the Seller.

4.21  Inventory. Schedule 4.21 sets forth a true and complete listing in all material respects of the dollar value (calculated in accordance with GAAP) of all inventory used or held for sale in the Business as of a date that is within 5 Business Days prior to the date of this Agreement (the "Inventory"). Except as disclosed on Schedule 4.21, the Seller has good title to all of the Inventory, free and clear of any Encumbrances, other than Permitted Encumbrances. Since the date of the Balance Sheet, the Inventory has been maintained in the ordinary course of business and consistent with the past practice of the Seller. Except as set forth on Schedule 4.21, the Inventory is, in all material respects, of the quality, quantity and mix for such items consistent with the prior business practices of the Seller and is in such condition as to be readily saleable at standard prices, except to the extent reserved in the Financial Statements or to be reserved in the Working Capital Statement.

4.22  Accounts Receivable. Schedule 4.22 identifies, in all material respects, by debtor, amount and age all accounts receivable of the Seller relating to the Business as of a date that is within five (5) Business Days prior to the date of this Agreement (which schedule shall be delivered by the Seller to the Buyer only after this Agreement has been executed and the earnest money deposit set forth in Section 3.1(a)(1) has been paid as provided therein, but within one day of the later thereof to occur). Except where not material in amount, and other than such of the factored receivables of the Seller that are not assigned to the Buyer, all of the accounts receivable of the Seller on the date of this Agreement and on the Closing Date are or will be valid and existing receivables, are or will be fully collectible except to the extent reserved on the Financial Statements or to be reserved on the Working Capital Statement, and except to the extent so reserved, are not and will not be subject to any counterclaim, set off, credit or adjustment.

4.23  Accounts Payable. Schedule 4.23 identifies by creditor, amount and age all accounts payable of the Seller relating to the Business as of a date that is within five (5) Business Days prior to the date of this Agreement (which schedule shall be delivered by the Seller to the Buyer only after this Agreement has been executed and the earnest money deposit set forth in Section 3.1(a)(1) has been paid as provided therein, but within one day of the later thereof to occur). Except as disclosed on Schedule 4.23, and except where not material in amount, since the date of the Balance Sheet (a) the Seller has paid vendors, taxes, employees, employee reimbursable expenses and other liabilities on a timely basis and consistently with past practice (b) has not altered or amended its payment practices, and (c) no accounts payable have aged beyond their due date.

4.24  Personal Property. All of the personal property owned by the Seller that is material to the Business is listed on Schedule 4.24. The Seller has good and marketable title to the Personal Property, free and clear of all Encumbrances, including any conditional sale or other title retention agreement. The Personal Property has been properly maintained in a manner consistent with reasonable business practice and is in good condition and repair, reasonable wear and tear excepted.

4.25  Licenses. To the best actual knowledge of the Seller: (a) all licenses, permits, registrations, certificates and authorizations granted and issued by any Governmental Authority and currently held by the Seller relating to the Business (the "Licenses") and all applications of the Seller pending before any Governmental Authority relating to the Business are listed on Schedule 4.25; (b) except as identified on Schedule 4.25, no license, permit, registration or authorization is required for the conduct of the Business as currently conducted or for the ownership of the Transferred Assets; and (c) the Licenses are in full force and effect and, except as disclosed on the face of any such Licence or as disclosed on Schedule 4.25, are free and clear of any conditions that could limit the full operation of the Business by the Buyer as it is currently conducted.

4.26  Customers. Schedule  4.26 (which schedule shall be delivered by the Seller to the Buyer only after this Agreement has been executed and the earnest money deposit set forth in Section 3.1(a)(1) has been paid as provided therein, but within one day of the later thereof to occur) lists the 20 largest customers of the Business during each of the last three calendar years (the "Customers"), which list is complete and accurate in all material respects. Except as set forth on Schedule 4.26, there are no payment terms for any of the Customers that differ materially from the standard payment terms provided by the Seller. The Seller is not aware of any existing or anticipated changes in the policies or conditions, financial or otherwise, of the Customers which could have a material adverse affect on the Business. Since the date of the Balance Sheet, no Customer has declined to continue to be a customer of the Business or indicated any present or future intention to cease being a customer of the Business or to materially change the terms of its arrangements with the Seller or the Business.

4.27  Suppliers. Schedule 4.27 (which schedule shall be delivered by the Seller to the Buyer only after this Agreement has been executed and the earnest money deposit set forth in Section 3.1(a)(1) has been paid as provided therein, but within three (3) Business Days of the later thereof to occur) sets forth a list, which is complete and accurate in all material respects, of the 10 largest suppliers (by dollar volume) of products and services to the Seller during each of the last three calendar years (each such firm a "Major Supplier"). There are no sol-source suppliers of a material amount of materials or services to the Seller with respect to which practical alternative sources of supply are not available on comparable terms and conditions. No Major Supplier has, between the date of the Balance Sheet and the date of this Agreement, declined to continue to act as such or indicated any present or future intention to cease to do so or to materially change the terms of such arrangements.

4.28  Insurance. Schedule 4.28 lists all insurance policies and bonds in force with respect to the Business (the "Insurances"). To the best actual knowledge of the Seller, except as set forth on Schedule 4.28: (a) the Insurances are of the kinds and cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice; (b) all of the Insurances are in full force and effect, are valid and enforceable, will remain in full force and effect through the Closing Date and are sufficient for compliance by the Seller with all requirements of Law and of all agreements to which the Seller is a party; (c) no material claim is outstanding under any of the policies and no circumstances exist which are likely to give rise to such a material claim; (d) none of the insurance policies of the Seller provide for retrospective premiums; (e) the Seller has not been refused any insurance with respect to the Business or any of the Transferred Assets and no coverage been limited or quoted at other than standard rates by any insurance carrier to which it has applied for insurance or with which it has carried insurance; (f) there are no risks for which the Seller has determined to be self-insured; and (g) the Seller has not set aside any reserves to cover specific risks, except as set forth in the Financial Statements.

4.29  Product Service Obligations, Warranties and Guarantees. Except as set forth on such schedule, Schedule 4.29 contains copies of the standard product service agreements and the standard product and service warranties and guarantees currently used by the Seller in the conduct of the Business and sets forth in detail the still current warranty and guarantee obligations of the Seller with respect to products sold and services provided by it in the conduct of the Business. The Seller's practices and policies in the conduct of the Business with respect to the provision of warranties and guarantees and the handling of warranty and guarantee claims has remained unchanged since the date of the Balance Sheet.

4.30  Prepayments and Deposits. Schedule 4.30 lists all current customer prepayments and deposits received by the Seller in connection with the Business.

4.31  Computer Software and Databases. Schedule 4.31 sets forth all computer software and databases owned, licensed, leased, internally developed or otherwise used in connection with, and material to, the Business ("Computer Software and Databases"). To the best actual knowledge of the Seller: (a) the Seller has all Computer Software and Databases that are necessary to conduct the Business as currently conducted; (b) the Computer Software and Databases perform in accordance with the documentation related thereto or used in connection therewith and are free of defects in programming and operation; (c) the Computer Software and Databases and all computer hardware of the Seller will process dates correctly prior to, during and after the calendar year 2000, including, without limitation, century recognition, calculations that accommodate same century and multi-century formulas and date values, and interface values that reflect the century and century changes ("Year 2000 Compliant"); and (d) none of the Customers, Major Suppliers or third party service providers is not Year 2000 Compliant.

4.32  Material Information. To the best actual knowledge of the Seller, no representation or warranty set forth in this Section 4, or information contained in any schedule referred to herein, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4.33  Finder's Fees. Except as set forth on Schedule 4.33, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Seller or any of the Seller's Affiliates and which might be entitled to any fee or commission from the Seller in connection with the transactions contemplated by this Agreement.

5.  Representations, Warranties and Agreements by the Buyer. The Buyer represents and warrants to and agrees with the Seller, as of the date hereof and as of the Closing Date, as follows:

5.1  Organization and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted.

5.2  Corporate Authorization. The board of directors of the Buyer has approved the execution, delivery and performance of this Agreement and the Other Documents to which it is a party. The Buyer has full power, authority and legal right to execute and deliver this Agreement and the Other Documents to which it is a party and to perform its obligations under this Agreement and the Other Documents.

5.3  Consents and Approvals. Except as required by the HSR Act, or as set forth on Schedule 5.3, no consent, approval, waiver, authorization, registration or qualification is required to be obtained by the Buyer from, and no notice or filing is required to be given by the Buyer to or made by the Buyer with, any Governmental Authority or other third-party in connection with the execution, delivery and performance by the Buyer of this Agreement and the Other Documents, other than where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice or filing, could not, individually or in the aggregate, materially impair or delay the ability of the Buyer to perform its obligations under this Agreement or the Other Documents or to effect the Closing or consummate the transactions contemplated by this Agreement or the Other Documents.

5.4  Binding Effect. This Agreement has been duly executed and delivered by the Buyer and constitutes, together with the Other Documents, when executed and delivered, the valid and binding obligations of the Buyer, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.5  Non-contravention. Except as set forth on Schedule 5.5, the execution, delivery and performance by the Buyer of this Agreement and the Other Documents, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Buyer, (ii) subject to obtaining the consents referred to in Section 5.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration of (whether after the filing of notice or the lapse of time or both) any right or obligation of the Buyer under, or in a loss of any benefit to which the Buyer is entitled under, any material contract, or (iii) violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which the Buyer is subject, including any license, permit, certificate and other authorization or approval required under any applicable Law to carry on its business as currently conducted by the Buyer.

5.6  Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Buyer and which might be entitled to any fee or commission from the Buyer in connection with the transactions contemplated by this Agreement.

5.7  Representations and Warranties. The Buyer has relied on no representations or warranties other than those that are set forth in this Agreement; provided that this statement shall not in any way limit the right of the Buyer to assert a claim against the Seller based upon intentional fraud, intentional misrepresentation or similar foundation, or to terminate this Agreement pursuant to Sections 8.17 and 17(b).

6.  Covenants of the Buyer and the Seller.

The Buyer and the Seller agree to comply with their respective covenants set forth in this Section 6:

6.1  Conduct of the Business Prior to the Closing Date; Affirmative Covenants. Between the date of this Agreement and the Closing Date the Seller shall:

(a)  operate the Business in the usual and ordinary course of business and consistent with past practice and conduct the Business in compliance with all applicable laws, rules and regulations and perform its obligations under the Contracts;

(b)  use, repair and, if necessary, replace its assets in a reasonable manner and consistent with past practice and maintain its assets in substantially their current condition, ordinary wear and tear excepted;

(c)  use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, preserve its relationships with customers and others having business relationships with it (which shall include an obligation to pay suppliers, taxes and other liabilities on a timely basis and consistent with past practice), and refrain from changing any of its business policies (including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales and budget policies) except non-material changes in the ordinary course of business;

(d)  maintain its present insurances in full force and effect, with policy limits and scope of coverage not less than is now provided by its present insurance; and

(e)  maintain its books of account and records in the usual and ordinary manner and in accordance with the Seller's accounting principles as historically applied.

6.2  Conduct of Business Prior to the Closing Date; Negative Covenants. Between the date of this Agreement and the Closing Date the Seller shall not, without the written consent of the Buyer, except as specifically set forth on Schedule 6.2:

(a)  other than accounts payable incurred in the ordinary course of business and consistent with past practice which relate exclusively to the conduct of the Business, incur any debt, obligation or liability (whether accrued, contingent, absolute, determined, determinable or otherwise) that includes obligations (monetary or otherwise) to be performed by the Buyer after the Closing Date;

(b)  sell, transfer, lease, mortgage, pledge or subject to an Encumbrance (other than Permitted Encumbrances or, subject to such Encumbrances being removed at or prior to the Closing Date, Encumbrances placed on inventory in the ordinary course of business) any of the Transferred Assets;

(c)  modify or extend any Contract other than in the ordinary course of business or enter into any contract that would have been a Contract or a property lease had it been in existence on the date of this Agreement;

(d)  make or grant any wage or salary increase to any employee, enter into any severance or change-in-control agreement with any employee, or pay any bonus or consultancy fee to any employee or any other person;

(e)  make any change in the accounting principles, methods or practices followed by the Seller or depreciation or amortization policies or rates;

(f)  make any loans, dividends or distributions;

(g)  other than in the ordinary course of business, cancel or compromise any debt or claim, or waive or release any right, of material value;

(h)  buy any items of machinery or equipment with an aggregate cost in excess of $25,000;

(i)  directly or indirectly (through a representative or otherwise) solicit from or furnish any information to any prospective buyer, commence or conduct negotiations with any party (other than the Buyer and its representatives), disclose any confidential or proprietary information, or enter into any agreement with any party (other than the Buyer) concerning the sale, lease or other disposition of the Business, the Transferred Assets or any part of the Business or the Transferred Assets;

(j)  operate the Business in a manner that is not consistent with the past practices of the Seller, including but not limited to with respect to the management of inventory and the payment of accounts payable; and

(k)  enter into any agreement to do any of the things referred to in clauses (a) through (i) above.

6.3  Advise Buyer of Adverse Change.  Between the date of this Agreement and the Closing Date, the Seller shall promptly advise the Buyer of the occurrence of any material adverse change in the financial condition or the results of operations of the Business or the occurrence of any event or condition that has or could be reasonably foreseen to materially and adversely affect the Business.

6.4  Conditions; Other Consents.  The Buyer and the Seller shall cooperate and use all commercially reasonable efforts to satisfy the conditions to the other party's obligations as described in Sections 8 and 9 and obtain any other consents, transfers, authorizations or approvals required for the consummation of the transactions contemplated by this Agreement and the Other Documents.

6.5  Confidentiality Agreement. The Buyer and the Seller each agree to be bound by the Confidentiality Agreement between them dated October 5, 1999, which agreement is attached hereto as Exhibit 6.5 (the "Confidentiality Agreement").

6.6  Pre-Closing Access to Information; Confidentiality. From the date of this Agreement until the Closing Date, upon reasonable notice, the Seller shall provide the Buyer and its representatives with access at mutually agreeable times to all properties, equipment, books, accounts, contracts and documents of, or related to, and information regarding the Transferred Assets and the operation of the Business and shall permit Buyer and its representatives to perform, at Buyer's expense, any audits, studies and other examinations as the Buyer shall reasonably deem appropriate.

6.7  Post-Closing Access to Information.

(a)  After the Closing, upon request, the Seller and its representatives shall be permitted reasonable access, during normal business hours, to and to make inspection of the Books and Records transferred to the Buyer hereunder so long as (i) the use of such Books and Records are for taxation or audit purposes and (ii) such records are maintained by the Buyer in accordance with its customary records retention policy. The Seller shall be permitted to make copies thereof as is reasonably necessary to allow the Seller to obtain relevant information in the Buyer's possession (but excluding any information unrelated to taxation or audit matters, attorney work product and other privileged communications). The Seller shall pay the Buyer's reasonable costs and expenses incurred in connection with satisfying such requests. This Section 6.7(a) shall survive the Closing and shall continue in full force and effect until such time as the Buyer and the Seller agree that the Books and Records are no longer necessary for any tax audit disclosures. The Seller shall keep any information obtained by it pursuant to this Section 6.7(a) in confidence and shall not, unless required by law, disclose it to any person.

(b)  After the Closing and upon request, the Buyer and its representatives shall be permitted, during normal business hours, reasonable access to and to make inspection of the books and records retained by the Seller that relate in any way to the Business, the Transferred Assets or the Assumed Liabilities (including, without limitation, books and records relating to the financial performance of the Business during the three (3) year period prior to the Closing Date) so long as such records are maintained by the Seller in accordance with its customary records retention policy and to make copies of the portions thereof relating to the Business, the Transferred Assets or the Assumed Liabilities as is reasonably necessary to allow the Buyer to obtain information relating thereto in the Seller's possession (but excluding attorney work product and other privileged communications). The Buyer shall pay the Seller's reasonable costs and expenses incurred in connection with satisfying such requests. For a period of three (3) years following the Closing Date, in the event that the Seller determines to destroy or otherwise dispose of any such books and records, it shall provide the Buyer with at least fifteen (15) days prior written notice before proceeding with any such destruction or other disposal so that the Buyer may have a reasonable opportunity to exercise its inspection rights as provided in the first sentence of this Section 6.6(b). In addition, upon request the Seller shall provide reasonable assistance to the Buyer in connection with the Buyer's examination of such books and records.

(c)  Following the Closing Date: (i) the Buyer shall provide access to the Seller, at the sole cost of the Seller (other than the cost of the time spent by the Buyer's employees in providing such access, to the extent not material) and at the times and in the manner reasonably agreed upon between the Buyer and the Seller, to the employees, representatives, books and records of the Business as is reasonably required in connection with the defense by the Seller of any Pre-Closing Litigation (as defined in Section 2.2) or litigation relating to any Retained Liability; and (ii) the Seller shall provide access to the Buyer, at the sole cost of the Buyer (other than the cost of the time spent by the Seller's employees in providing such access, to the extent not material) and at the times and in the manner reasonably agreed upon between the Buyer and the Seller, to the employees, representatives, books and records of the Seller and, where applicable, its subsidiaries as is reasonably required in connection with the defense by the Buyer of any Post-Closing Product Liability Claim or litigation relating to any Assumed Liability.

6.8  HSR Act. Each party will file as soon as reasonably practicable after the date hereof with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") notification and report forms in accordance with the HSR Act with respect to the transactions contemplated by this Agreement. Each party will promptly furnish to the FTC or the Antitrust Division, as applicable, any additional information requested by either of them pursuant to the HSR Act. The Buyer shall pay the filing fees in connection with such notification and report forms.

6.9  Product Liability Insurance. (a) The Seller shall, for a period of at least five years from the Closing Date, maintain product liability insurance with respect to any and all claims arising from the products of the Business manufactured prior to the Closing Date (whether or not sold prior to the Closing Date) or sold prior to the Closing Date ("Pre-Closing Product Liability Claims"), with coverage no less than that maintained by the Business as of the date of the Balance Sheet, which insurance shall contain a clause waiving all rights of subrogation by the insurer against the Buyer and its successors and assigns. The Guarantors shall maintain the existence of the Seller, in good standing, for a period of at least five years from the Closing Date.

(b)  The Buyer shall, as long as it owns and operates the Business, maintain product liability insurance with respect to any and all claims arising from the products of the Business manufactured on or after the Closing Date ("Post-Closing Product Liability Claims"), with coverage no less than that maintained by the Business as of the date of the Balance Sheet, which insurance shall contain a clause waiving all rights of subrogation by the insurer against the Seller, the Seller's Affiliates and their respective successors and assigns. Nothing contained in this Section 6.9, and no proceeds realized by either the Buyer or the Seller pursuant to any insurance policy maintained pursuant to this Section 6.9, shall in any way affect the amount of indemnification liability of either the Buyer or the Seller pursuant to Section 15 of this Agreement.

(c)  Following the Closing Date, the Buyer shall provide access to the Seller and its insurer, at the sole cost of the Seller and at the times and in the manner reasonably agreed upon between the Buyer and the Seller, to the employees, representatives, books and records of the Business as is reasonably required in connection with the defense of any Pre-Closing Product Liability Claim by the Seller or its insurer. Following the Closing Date, the Seller shall provide access to the Buyer and its insurer, at the sole cost of the Buyer and at the times and in the manner reasonably agreed upon between the Buyer and the Seller, to the employees, representatives, books and records of the Seller as is reasonably required in connection with the defense of any Post-Closing Product Liability Claim by the Buyer or its insurer.

7.  Employment Matters.

7.1   Employment of the Sellers Employees. (a) Each employee of the Seller listed on Schedule 4.18 (other than those employees listed on Schedule 7.1 who shall not become employees of the Buyer after the Closing Date (the "Excluded Employees")) who is employed in connection with the Business on the Closing Date (and who is not on any disability or other leave as of that date) shall become an employee of the Buyer from and after the Closing Date, unless any such employee otherwise elects (the "Transferred Employees"). Except as provided in Section 2.1, the Buyer shall have no liability for the payment of wages (or withholdings in respect thereof) or the provision of any benefits (including, without limitation, severance benefits) payable to the Excluded Employees. Unless otherwise required by applicable law, any employee who is on disability or other leave on the Closing Date (other than an Excluded Employee) may also elect to become a Transferred Employee provided such employee returns from disability or other leave within 60 days after the Closing Date. The employment of the Transferred Employees shall be upon such terms and conditions as the Buyer determines, but which terms and conditions shall be reasonably similar to those in effect prior to the Closing; provided that (i) all such terms and conditions shall have been disclosed to the Buyer prior to the Closing Date and (ii) the Buyer shall have no obligation to continue any severance plan or arrangement of the Seller or to provide any severance payment or benefit to any Transferred Employee that is terminated for any reason after the Closing Date.

7.2  WARN Act. The Seller shall provide any notice required to be provided by it under the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), and any similar statute, and otherwise comply with any such statute relating to any "plant closing" or "mass layoff" (as defined in the WARN Act) or similar event affecting the employees of the Business and occurring on or before the Closing Date. The Seller shall indemnify and hold harmless the Buyer and its Affiliates with respect to any liability under the WARN Act or similar statute arising from the actions or failure to act of the Seller or its Affiliates on or before the Closing Date.

8.  Conditions to Obligations of the Buyer.  The obligations of the Buyer under this Agreement are subject to the satisfaction or waiver by the Buyer on or prior to the Closing Date of the following conditions.

8.1  Representations and Warranties True on Closing Date.  The representations and warranties of the Seller made in this Agreement shall be true in all material respects (without giving regard to any "material" or other qualification) as of the Closing Date.

8.2  Compliance with Agreement.  The Seller shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it on or prior to the Closing Date.

8.3  No Litigation.  No litigation, proceeding, investigation or inquiry is pending or threatened which, if sustained, would enjoin or prevent the consummation of the transactions contemplated by this Agreement or could, in the reasonable determination of the Buyer, materially and adversely affect the Buyer's ability to continue the full operation of the Business in the manner currently contemplated by the Buyer.

8.4  Third Party Consents and Approvals; Estoppel Certificates.  The Seller shall have obtained all material third-party consents and approvals required for the transfer or continuance, as the case may be, of (i) the Contracts designated on Schedule 4.15 as requiring third party consent or approval, and such third parties shall have provided consents, approvals, estoppel certificates, nondisturbance agreements and/or written clarifications of the rights of the Buyer thereunder and (ii) the Licenses, in each case in form and substance reasonably acceptable to the Buyer.

8.5  Material Adverse Change.  There shall not have occurred any material adverse change in (a) the Transferred Assets or (b) the operations, financial condition or prospects of the Business, other than due to (i) a material adverse change in the United States paintball industry or general economic conditions in the United States and/or (ii) the public announcement of the transactions contemplated by this Agreement.

8.6  HSR Act. All required registrations and filings under the HSR Act shall have been made and any waiting period applicable to the transactions contemplated hereby pursuant to the HSR Act shall have expired or been terminated.

8.7  Lease Agreement; Termination of Existing Lease. The Buyer and the Landlord shall have entered into the Lease Agreement, in the form as that attached hereto as Exhibit 1.1(a), and the Seller and the Landlord shall have delivered to the Buyer a recordable termination of the Existing Lease.

8.8  Good Standing Certificates; Resolutions.  The Seller, J.T. Racing, Inc. and J.T. Racing LLC shall have delivered to the Buyer (a) good standing certificates dated as of a date within 10 days of the Closing Date, from their respective states of organization and the other states or jurisdictions in which they are required to be registered to do business and (b) duly authorized resolutions of their partners, shareholders, boards of directors and boards of managers, as applicable, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

8.9  Documents Delivered. The Seller (or other applicable person) shall have delivered to the Buyer all of the documents required to be delivered by it/them under Section 10.2.

8.10  Financing. The Buyer shall have secured sufficient financing to effect the transactions contemplated by this Agreement with such financial institution as the Buyer may select, on terms satisfactory to the Buyer.

8.11  Employment Agreements. The Buyer shall, at its option, make satisfactory employment arrangements with each of Alfonso Garcia, Andrew Gomez and Julie Ruch, in form and substance reasonably satisfactory to the Buyer.

8.12  Minimum Three Month Period. A minimum of three months from the date of the execution of this Agreement shall have elapsed.

8.13  Supplier Relationships. The Buyer shall have made arrangements satisfactory to it, in its reasonable discretion, with the suppliers of the Business located in Mexico and Taiwan for the long-term supply of products to the Business.

8.14  Phase III and Environmental Due Diligence. The Buyer shall have completed (a) the Phase III due diligence identified in the Letter Agreement and (b) its environmental review of the Chula Vista Site and determined that it desires to proceed with the transactions contemplated hereby.

8.15  Discharge of Indebtedness. All outstanding indebtedness for borrowed money of the Seller shall have been discharged and any and all liens and security interests on the Transferred Assets relating to such indebtedness for borrowed money shall have been released, and evidence satisfactory to the Buyer of such discharge and release shall have been delivered to the Buyer.

8.16  Financial Statement Representations. The management of the Seller shall have provided Crowe Chizek and Company LLP with certain written representations, in the form as that attached hereto as Exhibit 8.16, relating to matters contained in or related to the financial statements of the Business.

8.17  Intentional Fraud. None of the Seller or any of its Affiliates shall have, at any time prior to the Closing Date, committed any act of intentional fraud in connection with the transactions contemplated by this Agreement.

9.  Conditions to Obligations of the Seller.  The obligations of the Seller under this Agreement are subject to the satisfaction or waiver by the Seller on or prior to the Closing Date of the following conditions:

9.1  Representations and Warranties True on Closing Date. The Buyer's representations and warranties made in this Agreement shall be true in all material respects (without giving regard to any "material" or similar qualification) as of the Closing Date.

9.2  Compliance with Agreement.  The Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

9.3  No Litigation.  No litigation, proceeding, investigation or inquiry is pending or threatened which, if sustained, would enjoin or prevent the consummation of the transactions contemplated by this Agreement.

9.4  HSR Act. All required registrations and filings under the HSR Act shall have been made and any waiting period applicable to the transactions contemplated hereby pursuant to the HSR Act shall have expired or been terminated.

9.5  Good Standing Certificates.  The Buyer shall have delivered to the Seller a good standing certificate for the Buyer, dated as of a date within 10 days of the Closing Date, from the State of Delaware.

9.6  Documents Delivered. The Buyer shall have delivered to the Seller all of the documents required to be delivered by it under Section 10.2.

10.  Closing; Procedures.

10.1  Date and Time.  The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Harrigan Ruff located at 101 West Broadway, Suite 1600, San Diego, California at 10:00 a.m., local time, on a date as shall be agreed upon between the Buyer and the Seller that is at least ninety days from the date of the execution of this Agreement (or such other date as shall be required by Section 8.12 or such other date and place as may be mutually agreed upon between the parties). Subject to Sections 8.12, the Buyer and the Seller shall cooperate in effecting the Closing as of a date that is the last day of a month; provided that each party shall waive in writing the provisions of Section 17(d), and agree in writing upon a revised period for Section 17(d), if the Closing is effected on a date that is more than 105 days after of the date of this Agreement. The actual date of the Closing is referred to as the "Closing Date."

10.2  Procedures.  If all of the conditions specified in Sections 8 and 9 have been fulfilled or are waived in writing by the Buyer or the Seller, as applicable, on or by the Closing Date, then, on the Closing Date:

(a)  Assignment and Assumption Agreement; Intellectual Property Assignments. The Seller (and the applicable Affiliates of the Seller) and the Buyer will execute and deliver an assignment and assumption agreement and such separate assignments as are necessary to transfer to Buyer the Intellectual Property described in Section 1.1(e), each of which shall be in form and substance reasonably satisfactory to the Buyer and the Seller.

(b)  Bills of Sale. The Seller (and each of its applicable Affiliates) will execute and deliver to the Buyer a bill of sale of the Transferred Assets, including a separate Bill of Sale for the Transferred Assets located in Mexico, each in form and substance reasonably satisfactory to the Buyer and the Seller.

(c)  Consulting Agreement. The Buyer will enter into a consulting agreement with John R. Gregory, pursuant to which Mr. Gregory shall provide consulting services to the Buyer at the Chula Vista Site for a period of five years after the Closing Date, in form and substance reasonably satisfactory to each party.

(d)  Escrow Agreement. The Seller and the Buyer will execute and deliver the Escrow Agreement, which shall then have been accepted and executed by the Escrow Agent.

(e)  Other Transfer Documents. The Seller and/or its Affiliates will execute and deliver separate assignments, or other appropriate instruments of transfer, of any of the Transferred Assets not appropriately transferred by an assignment and assumption agreement and bill of sale, as shall be reasonably requested by the Buyer and, in each case, in form and substance reasonably satisfactory to the Buyer.

(f)  Real Estate Documents. The Seller will deliver (i) the Lease executed by the Landlord; (ii) a recordable memorandum or short form lease complying with all applicable laws, executed by the Landlord and reasonably acceptable to the Buyer and the Title Company (as defined below); (iii) an executed and recordable termination of the Existing Lease in form and substance reasonably acceptable to the Buyer and the Title Company; (iv) such instruments, affidavits and indemnifications executed by the Landlord and/or the Seller, to the extent reasonably required by the Title Company to issue the Leasehold Policy, including (A) a so-called "GAP Indemnity," pursuant to which the Seller and/or the Landlord shall indemnify the Title Company against any liens, encumbrances or other title defects encumbering the Real Property first placed of record following the Closing Date but arising from acts or circumstances prior to the Closing Date, (B) either a Subordination Agreement or a Non-Disturbance and Attornment Agreement (in either event in form and substance reasonably acceptable to the Buyer), executed and delivered by each Existing Lender; provided that Seller shall have no obligation under this subclause (B) other than to use its best commercially reasonable efforts to obtain such instruments from the Existing Lenders, and (C) evidence of the due authorization, execution and delivery of the Lease Agreement and the other conveyance documents to be executed and delivered in connection with this Agreement; and (v) state, county and city documentary stamp declarations, transfer tax certificates or similar documents as may be required by applicable law.

(g)  Insurance Policy. The Seller, at its expense, will deliver with respect to the Real Property, a leasehold insurance policy (ALTA form), insuring the leasehold interest of the Buyer in such real estate, subject only to any applicable Permitted Encumbrances, in an amount equal to the aggregate rent payments provided for in the Lease Agreement; provided, however, that the Buyer may (at its expense) increase such amount for title insurance coverage purposes, as applicable, and as to the Real Property, with standard exceptions deleted and affirmative insurance as to any appurtenant easements and containing a "same land as survey" endorsement, which title policies shall be in form and substance reasonably acceptable to the Buyer and issued by or a nationally recognized title insurance company mutually acceptable to the Buyer and the Seller (the "Title Company").

(h)  Survey. The Seller, at its expense, will deliver a survey of the Real Property, which survey shall be prepared in accordance with ALTA/ACSM Minimum Standard Detail Requirements, showing all Table A items thereof (except items 5 and 12), and, as to all other properties, in accordance with any similar applicable standards, certified in favor of the Seller, the Buyer, the Buyer's lender and the Title Company, in form and substance reasonably acceptable to the Buyer.

(g)  Closing Payments. The Buyer will deliver the Purchase Price (net of the Escrow Amount) to the Seller and will deliver the Escrow Amount to the Escrow Agent, in each case in accordance with Section 3.1.

11.  Further Assurances.  The Seller and each of the Guarantors will, and will cause their respective Affiliates to, from time to time after the Closing, upon the reasonable request of the Buyer, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments and assurances as may be reasonably required to transfer to and vest in the Buyer all right, title and interest of the Seller and its Affiliates in and to the Transferred Assets and the Business and to protect the right, title and interest of the Buyer in and to the Transferred Assets and the Business.

12.  Allocation.  Each of the parties hereto agrees that the Purchase Price shall be allocated among the Transferred Assets in the manner required by Section 1060 of the Internal Revenue Code, as amended. In making such allocation, the allocation set forth on Exhibit 12 shall apply. Each of the parties hereto agrees to not make any tax filing, or take any position with the Internal Revenue Service or other Governmental Authority, inconsistent with the allocation set forth on Exhibit 12.

13.  Taxes.  The Seller will pay all sales, use and transfer taxes and conveyance fees, if any, applicable to the transfer of the Transferred Assets and the other transactions provided for by this Agreement. The Buyer agrees to provide any certificate or other document that is reasonably requested by the Seller and required to comply with any applicable sales, use, transfer or conveyance law.

14.  Survival of Representations, Warranties and Covenants (Including Indemnification).  The representations and warranties that are contained in this Agreement will survive until the second anniversary of the Closing Date and will survive, and any liability of the Seller to the Buyer for breach of any such representation or warranty shall not be reduced or otherwise affected by, any investigation and inquiry made by or on behalf of the Buyer; except that the representations and warranties regarding authority (Sections 4.1 through 4.5 and Sections 5.1 through 5.5), any matter that is fraudulently or deliberately concealed by the party from whom indemnification is sought, and the representations regarding title to the Transferred Assets (relevant portions of Sections 4.16 and 4.24) shall survive indefinitely, and the representations regarding tax matters (Section 4.9), environmental matters (Section 4.12), labor and benefit matters (Sections 4.10, 4.14 and 4.18), and intellectual property and product liability matters (Sections 4.13, 4.20 and 4.29) shall survive the Closing Date through the second anniversary of the Closing Date or the expiration of the relevant statute of limitations, whichever is later. Except when another time period is specified herein, all of the covenants in this Agreement (including for indemnification) will survive until they have been performed in full.

15.  Indemnification.

15.1  By the Seller.  The Seller agrees to indemnify the Buyer against any losses, costs, liabilities, diminutions in value and expenses (collectively, "Losses") incurred by the Buyer by reason of, resulting from or arising out of (a) the incorrectness of any of the representations or warranties of the Seller contained in this Agreement, (b) the breach of any of the covenants or agreements of the Seller contained in this Agreement or in any other instrument executed or delivered by the Seller or its Affiliates in connection with this Agreement or given on the Closing Date, (c) the Seller's breach, on or before the Closing Date, of any agreements with third parties, (d) the assertion against the Buyer of any Retained Liability, including but not limited to any liability related to the defined benefit pension plan or any other employee benefit plan of the Seller and any Pre-Closing Environmental Liability, or (e) the operation of the Business or the ownership of the Transferred Assets by the Seller prior to the Closing Date (which does not include any Post-Closing Product Liability Claim). Any matter that could be interpreted to require indemnification by the Seller under both clause (a) and clause (d) of this Section 15.1 shall require indemnification by the Seller under the one of such clauses as is elected by the Buyer.

15.2  By the Buyer.  After the Closing Date, the Buyer agrees to indemnify the Seller against any Losses incurred by the Seller by reason of, resulting from or arising out of (a) the incorrectness of any of the representations or warranties of the Buyer contained in this Agreement, (b) the breach of any of the covenants or agreements of the Buyer contained in this Agreement or in any other instrument executed or delivered by the Buyer in connection with this Agreement or given on the Closing Date, (c) the Buyer's breach, after the Closing Date, of any agreements with third parties assumed by the Buyer pursuant to this Agreement, (d) the assertion against the Seller of any Assumed Liability, or (e) the assertion against the Seller of any claim relating exclusively to the operation of the Business by the Buyer after the Closing Date, but only to the extent that such claim does not give rise to any right to indemnification by the Buyer from the Seller pursuant to this Agreement. In addition, from and after the date of this Agreement, the Buyer shall indemnify the Seller against any Losses incurred by the Seller by reason of, resulting from or arising out of the assertion against the Seller of any action, suit or claim by a party set forth on Schedule 5.5 arising out of the termination or alleged breach of the corresponding agreement set forth on Schedule 5.5.

15.3  Defense of Claims.

(a)  Promptly after receipt by the Buyer or the Seller, as the case may be (in any such case, the "Beneficiary"), of notice of any claim or potential claim or the commencement of any action by any person that is not a party to this Agreement (a "Third Party Claim"), which could give rise to a right to indemnification pursuant to Sections 15.1 or 15.2, the Beneficiary shall give the party who may become obligated to provide indemnification hereunder (the "Indemnitor") written notice describing the Third Party Claim in reasonable detail.

(b)  If the Indemnitor acknowledges in writing that it would be required to indemnify the Beneficiary against a Third Party Claim which is the subject of a notice provided pursuant to Section 15.3(a), then the Indemnitor shall have the right, at its option, to participate in or, by giving written notice to the Beneficiary, to elect to assume the defense of such Third Party Claim, at the Indemnitor's own expense and by its own counsel (who shall be satisfactory to the Beneficiary). If the Indemnitor shall undertake to assume the defense of any Third Party Claim, it shall promptly notify the Beneficiary of its intention to do so, and the Indemnitor shall not be liable for any expenses subsequently incurred by the Beneficiary in connection with the defense thereof; provided, however, that the Indemnitor has taken reasonable steps necessary to defend diligently such Third Party Claim. If the Indemnitor fails to promptly assume the defense of the Third Party Claim or if it fails to take reasonable steps to defend diligently such Third Party Claim, the Beneficiary may assume its own defense, and the Indemnitor shall be liable for all reasonable costs or expenses paid or incurred in connection therewith. The Beneficiary shall cooperate fully with, and provide appropriate documentation as reasonably requested by, the Indemnitor and its counsel in the compromise of, or defense against, any such Third Party Claim. In any event, the Beneficiary shall have the right, at its own expense (except as otherwise provided in this Section 15.3(b)), to participate in the defense of such Third Party Claim.

(c)  Without the prior written consent of the Beneficiary, the Indemnitor shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Beneficiary for which the Beneficiary is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Beneficiary for which the Beneficiary is not entitled to indemnification hereunder and the Indemnitor desires to accept such offer, the Indemnitor shall give written notice to the Beneficiary to that effect. If the Beneficiary fails to consent to such offer within ten (10) Business Days after its receipt of the Indemnitor's notice, the Beneficiary may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnitor as to such Third Party Claim shall not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Beneficiary through the earlier of (i) the date on which the Beneficiary received notice that the Indemnitor agreed to assume the defense of the Third Party Claim and (ii)  the end of such ten (10) Business Day period. If the Beneficiary adjusts, settles or compromises any Third Party Claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, the Beneficiary shall thereby waive any right to indemnity therefor by the Indemnitor. The Indemnitor shall be liable for any Losses arising due to it unreasonably withholding such consent.

(d)  Any claim by a Beneficiary on account of Losses that does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnitor reasonably prompt written notice thereof, but in any event not later than twenty (20) Business Days after the Beneficiary becomes aware of such Direct Claim.

(e)  A failure to give timely notice or to include any specified information in any notice as provided in this Section 15.3 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

16.  Specific Performance.  The parties acknowledge that the Business and the Transferred Assets are of a unique and extraordinary character and that money damages would not be a sufficient remedy for any breach by the Seller of its obligations under this Agreement; therefore, in addition to any other rights or remedies the Buyer may have, the Buyer shall be entitled to the remedies of specific performance or injunctive relief in connection with a breach by the Seller of its obligations contained in this Agreement.

17.  Termination.  Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time on or prior to the Closing Date:

(a)  by the mutual written consent of the Buyer and the Seller;

(b)  by the Buyer (i) if any of the conditions set forth in Section 8 of this Agreement which are to be performed by the Seller have become incapable of fulfillment on or before the Closing Date, (ii) the Buyer has given the Seller ten (10) Business Days notice of such matter, (iii) the Seller has failed to cure or cause to be cured such matter within the ten (10) Business Days, and (iv) the Buyer is not otherwise in material default hereunder;

(c)  by the Seller (i) if any of the conditions set forth in Section 9 of this Agreement which are to be performed by the Buyer have become incapable of fulfillment on or before the Closing Date, (ii) the Seller has given the Buyer ten (10) Business Days notice of such matter, (iii) the Buyer has failed to cure such matter within the ten (10) Business Days, and (iv) the Seller is not otherwise in material default hereunder; or

(d)  by the Seller or by the Buyer if the Closing has not occurred on or before 105 days after the date of this Agreement (and the failure for the Closing to have occurred on or before such date is not due to the terminating party's breach of this Agreement or failure to fulfill the obligations required to be fulfilled by it prior to the Closing Date).

If this Agreement is terminated in a manner permitted by subsections (a) through (d) of this Section 17, this Agreement will become void and of no further force and effect, and neither of the parties hereto will have any liability to the other party in respect of such termination of this Agreement; provided that: (i) nothing in this Section 17 shall relieve any party from liability it may have hereunder for a breach of this Agreement prior to such termination, including the liability of the Seller to the Buyer under Section 16 (specific performance), (ii) the parties shall remain subject to the Confidentiality Agreement according to its terms after such termination, and (iii) the indemnification contained in the last sentence of Section 15.2 shall survive such termination.

18.  Noncompetition. (a) The Seller and each of the Guarantors, during the period commencing on the Closing Date hereof and ending on the fifth anniversary of the Closing Date, shall not, either directly or indirectly:

(i)  manufacture or distribute products or provides services, or invest in any corporation, partnership, organization, proprietorship or other entity which manufactures or distributes products or provides services which are competitive with the products or services of the Business anywhere in the markets, foreign or domestic, in which the Business, as operated by the Buyer, competes at any time during such period (provided that the Seller and the Guarantors may as a collective group passively hold not more than 5% of the outstanding stock of any publicly traded corporation);

(ii)  sell, solicit or accept business or orders from customers or prospective customers of the Business with respect to products or services which are competitive with the products or services of the Business, with "customer" including any purchaser of product or services from the Business at any time during the 36 months immediately preceding the Closing Date;

(iii)  interfere with, disrupt or attempt to disrupt relationships, contractual or otherwise, of the Business with its employees, contractors, suppliers or customers or hire or attempt to hire any employee of the Business (provided that John R Gregory and/or Rita A. Gregory may hire Ms. Julie Ruch to perform personal accounting and financial services);

(iv)  operate or perform any advisory or consulting services for, or otherwise become associated with in any capacity, any person or entity which develops, manufactures, prepares, sells or distributes products or provides services in competition with the products developed, manufactured, prepared, sold or distributed or services provided by the Business anywhere in the markets in which the Business, as operated by the Buyer, competes at any time during such period (provided that (1) the Seller, John R. Gregory and/or Rita A. Gregory may acquire a building and rent the same to DYE, INC., a company engaged in the paintball industry, so long as their involvement with DYE, INC. remains limited to such activity at all times during such period and (2) the Seller and the Guarantors may as a collective group passively hold not more than 5% of the outstanding stock of any publicly traded corporation);

(v)  permit any person or entity to use any of their names in furtherance of any activity included in this Section 18; or

(vi)  use, divulge or transfer to any person or entity any trade secret, customer list or other confidential or proprietary information of or with respect to the Business.

(b)  Any breach of the provisions of Section 18(a) shall automatically toll and suspend the period of restraint for the amount of time that the breach continues.

(c)  If any of the Sellers or the Guarantors breach any of their obligations under Section 18(a), the Buyer shall be entitled to an injunction or similar equitable relief restraining the applicable person and/or entity from committing or continuing any such breach or threatened breach without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing contained in Section 22 or any other provision of this Agreement shall prevent the Buyer from seeking an injunction or similar equitable relief pursuant to this Section 18(c) in any court, and nothing contained in this Section 18(c) or any other provision of this Agreement shall be construed as prohibiting the Buyer from pursuing before any court any other remedies at law or in equity that it may have.

(d)  If any provision or provisions of this Section 18 are void or are so declared, the provision or provisions, as the case may be, shall be considered and are severed from this Section 18, which section shall otherwise remain in full force and effect. Notwithstanding the foregoing, although the restrictions contained in this Section 18 are considered by the parties to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for reasons unforeseen and accordingly it is hereby agreed and declared that if any such restriction shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Buyer but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced or the range of activities or area dealt with thereby were reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

19.  Use of Name.  After the Closing: (a) the Seller and each of the Guarantors shall cease using any name including the words "JT," "JT USA," "JT Racing," "JT Racing USA," "JT Racing USA and Design," "JT Sports" or any combination thereof, any colorable imitation thereof, or any name confusingly similar thereto (the "Prohibited Names") and (b) the Seller, each of the Guarantors and their respective heirs, legal representatives, successors and assigns shall not establish any business entity with a name including all or any part of the Prohibited Names.

20.  Expenses.  Whether or not the transactions contemplated hereby are consummated, each of the Buyer and the Seller will pay, except as otherwise provided herein, its respective expenses, income and other taxes and costs (including, without limitation, the fees, disbursements and expenses of its attorneys, accountants and consultants) incurred by it in negotiating, preparing, closing and carrying out the transactions contemplated by this Agreement.

21.  Notices.  Any notice, request or instruction to be given hereunder by any party to the other parties will be deemed to have been given (i) when it is delivered, (ii) the Business Day after it is sent by overnight courier, or (iii) when it is sent by facsimile, with confirmation of receipt, addressed as follows or to such other address(es) as may be designated by written notice to the other party:

if to the Buyer:

Brass Eagle Inc.
1201 S.E. 30th Street
Bentonville, Arkansas 72712
Attention: John Flynn, Esq.
Fax No.: (501) 464-6716

with a copy to:

Craig R. Martahus, Esq.
Thompson Hine & Flory LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114
Fax No.: (216) 566-5800

if to the Seller or any of the Guarantors:

John R. Gregory and Rita A. Gregory
JT USA, L.P.
332 Greenwood Place
Bonita, California 91902-2419
Fax No.: (619) 421-5050

with a copy to:

Marco F. Garavaglia, Esq.
Harrigan Ruff, APC
101 West Broadway, Suite 1600
San Diego, California 92101
Fax No.: (619) 233-1537

22.  Dispute Resolution. Any dispute related to or arising out of this Agreement (except for any dispute relating to the Working Capital Statement which shall be determined in accordance with Sections 3.2), including, without limitation, its existence, validity, interpretation and performance or non-performance, whether arising before or after termination or expiration of this Agreement, shall be settled as follows.

22.1  Negotiation. The parties shall in good faith attempt to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between their respective representatives. All negotiations pursuant to this Section 22.1 shall be confidential, privileged and inadmissible in any arbitration or legal proceeding and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence.

22.2  Arbitration. In the case of a dispute arising out of or relating to this Agreement which has not, for any reason, been resolved by non-binding means as provided in Section 22.1 within twenty (20) Business Days, the parties shall submit to binding arbitration before a panel of three arbitrators (one arbitrator if the claim, together with any counterclaim, amounts to less than $100,000) in Los Angeles, California, or any other site that is mutually agreed upon between the Buyer and the Seller, under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as supplemented (regardless of the amount in dispute) by the AAA's "Supplementary Procedures for Large, Complex Disputes." Subject to Section 22.3, the decision of the arbitrators shall be final and binding with respect to (a) the dispute subject to the arbitration and (b) any determination as to the payment of the arbitrators' costs, and in either case shall be enforceable in any court of competent jurisdiction.

22.3  Fees.   The arbitrators shall determine (a) the allocation as between the Seller and the Buyer of the fees and expenses of the arbitrators in any arbitration pursuant to Section 22.2 and (b) if either the Seller or the Buyer shall pay the fees and expenses, or any portion of the fees and expenses, of the other party's attorneys, each of which determination shall be based upon the relative reasonableness of the arguments advanced by the parties in such arbitration.

23.  Guarantee.

23.1  Joint and Several Guarantee. The Guarantors hereby unconditionally and irrevocably guarantee to the Buyer the due and punctual performance and observance by the Seller of all of its respective obligations and indemnities given in this Agreement. The liability of the Guarantors under this Agreement shall not be released or diminished by any variation of the terms of this Agreement (whether or not agreed to by the Guarantors), any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

23.2  Primary Liability. As a separate and independent stipulation, the Guarantors agree that any obligation expressed to be undertaken by the Seller (including, without limitation, any moneys expressed to be payable under this Agreement), whether or not enforceable against or recoverable from the Seller by reason of any bankruptcy or insolvency of the Seller or otherwise, shall nevertheless be enforceable against and recoverable from the Guarantors as though it had been incurred by the Guarantors and the Guarantors were the sole or principal obligor in respect thereof. Notwithstanding the provisions of this Section 23, the aggregate liability of John R. Gregory and Rita A. Gregory, pursuant to the guarantee of the Seller's indemnification given under Section 15.1, shall not exceed the Purchase Price, as the same may be adjusted pursuant to Section 3.2 of this Agreement.

24.  Public Announcements and Press Releases. Between the date of this Agreement and the Closing Date, except to the extent required by law or the rules or listing agreement of any securities exchange on which the shares of either of the parties hereto is listed for trading, (a) neither the Buyer nor the Seller shall issue any press release or public announcement of any kind concerning this Agreement or the transactions contemplated hereby without the consent of the other; and in the event that any such public announcement, release or disclosure is required by law or the rules or listing agreement of any securities exchange on which the shares of either of the parties hereto is listed for trading, the parties will consult prior to the making thereof and use their reasonable efforts to agree upon a mutually satisfactory text. Notwithstanding the foregoing, the parties agree and acknowledge that the Buyer may publicly announce the execution of this Agreement through the press release attached to this Agreement as Exhibit 24.

25.  Governing Law.  The interpretation and enforcement of this Agreement will be determined in accordance with the laws of the State of California, notwithstanding any conflict of law provision to the contrary.

26.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which shall together constitute but one and the same instrument.

27.  Schedules.  The schedules and exhibits attached to this Agreement and the other documents delivered pursuant hereto are hereby made a part of this Agreement as if set forth in full herein; provided that Schedules 4.13A, 4.22, 4.23, 4.26 and 4.27 and any other schedule that is delivered after the date of this Agreement shall be deemed to be a part of this Agreement only to the extent that it is directly responsive to the language of the Agreement providing for such schedule .

28.  Entire Agreement; Amendments; Waivers.  This Agreement and the Other Documents contain the entire agreement among the parties hereto with respect to their respective subject matters and supersede all negotiations, prior discussions, agreements, letters of intent and understandings, written or oral, relating to those respective subject matters, except for the Confidentiality Agreement and the Letter Agreement, which shall survive in accordance with their respective terms; provided that in the case of any inconsistency between the terms of the Confidentiality Agreement or the Letter Agreement, on the one hand, and the terms of this Agreement, on the other hand, the terms of this Agreement shall control. No representations or warranties are made by any of the parties hereto other than those that are set forth in this Agreement; provided that this statement shall not in any way limit the right of the Buyer or the Seller to assert a claim against the other based upon fraud, intentional misrepresentation or similar foundation. No supplement, amendment or modification of this Agreement shall be binding unless executed in writing and signed by all of the parties hereto. No waiver of any provision of this Agreement shall be binding unless executed in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, nor shall any waiver constitute a continuing waiver.

29.  Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, neither the Buyer nor the Seller may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party; provided further, that the Buyer may assign this Agreement to any wholly-owned subsidiary of the Buyer (provided that the Buyer shall remain subject to its obligations contained in this Agreement after such assignment) and may grant a security interest of its rights under this Agreement to any one or more institutional lenders.

30.  Severability.  If any provision of this Agreement is held to be unenforceable, invalid or void to any extent and for any reason, that provision shall remain in force and effect to the maximum extent allowable, and the enforceability and validity of the remaining provisions of this Agreement shall not be affected thereby.

31.  Miscellaneous Definitions.

(a)  For the purposes of this Agreement, (i) any representation or warranty made to the "best actual knowledge of the Seller" or words of like import shall mean the best actual knowledge of the Seller, the Guarantors and each of the officers and partners of the Seller, which definition assumes that such persons undertook no independent investigation or inquiry in connection with the transactions contemplated by this Agreement, other than the investigation and inquiry made to prepare the schedules to this Agreement and other than any other investigation or inquiry actually made by such persons, (ii) an "Affiliate" of any party means, in all cases, any person or entity controlling, controlled by or under common control with such party, and, in the case of the Seller, an "Affiliate" shall also mean and include any partner or officer of the Seller and shall specifically include each of the Guarantors, and (iii) "Business Day" shall mean any day which is not a Saturday, Sunday or other day on which banks in California are authorized to close.

(b)  When the term "material" is used in this Agreement in a context in which it may be expressed as a dollar amount (for example, "material obligations or liabilities"), the term shall mean and include any amount that is five percent (5%) or more of the subject matter in question, except that in every case any amount that is greater than $46,000 shall be deemed to be "material" (for example, in the phrase "all of the personal property owned by the Seller that is material to the Business" the term "material" shall mean and include any amount that is 5% or more of the total personal property of the Business or, if the value of the personal property of the Business is greater than $2.0 million, the term "material" shall mean and include any amount that is $46,000 or more). When the term "material" is used in a context in which it may not be expressed as a dollar amount (for example, "material Laws"), the threshold for materiality shall be deemed to have been exceeded when the Losses incurred in connection with the subject in question exceed $46,000. When the term "material" cannot be defined using either of the foregoing definitions, the principles contained in the first sentence of this paragraph shall be applied to the extent practicable, provided that in every case any amount that is greater than $46,000 shall be deemed to be "material."

32.  No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement.

[signatures follow on the next page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered by a duly authorized officer as of the date first above written.

THE SELLER:	THE BUYER:

JT USA, L. P.	BRASS EAGLE INC.
By: /s/ John R. Gregory	By: /s/ Lynn Scott
Name: John R. Gregory	Name: Lynn Scott
Title: President/ Managing Member	Title: President / CEO

THE GUARANTORS:
/s/ John R. Gregory	/s/ Rita A. Gregory
John R. Gregory	Rita A. Gregory

/s/ John R. Gregory	/s/ Rita A. Gregory
John R. Gregory, as trustee on behalf of the Gregory Family Trust	Rita A. Gregory, as trustee on behalf of the Gregory Family Trust

J. T. RACING, INC.	J. T. RACING LLC

By: /s/ John R. Gregory	By: /s/ John R. Gregory
Name: John Gregory	Name: John R. Gregory
Title: President	Title: Managing Member

EXHIBIT 99 (i)

BRASS EAGLE INC.

PRESS RELEASE

Company Contact:	J. R. Brian Hanna
Brass Eagle Inc.
Chief Financial Officer
(501) 464-6630

Investor Relations:	Chad A. Jacobs
Integrated Corporate Relations
(203) 222-9013
Chad Jacob's e-mail address

FOR IMMEDIATE RELEASE

Brass Eagle Inc. Completes JT USA Acquisition

Bentonville, AR, July 3, 2000 - Brass Eagle Inc. (Nasdaq: XTRM) the worldwide leader in the manufacturing, marketing and distribution of paintball products announced that it completed the acquisition of JT USA, LP of Chula Vista, California. The terms of the deal were not disclosed.

JT USA is a leading manufacturer of protective accessories and apparel for the paintball industry. The JT USA product line, regarded as the benchmark in the industry, includes masks, goggles, active and casual apparel and protective gear primarily distributed through traditional paintball fields.

As previously disclosed, JT USA will continue to manufacture its core line of products under the JT label as well as produce masks and accessory products for Brass Eagle. JT USA will retain its headquarters and manufacturing facility in California and operate as a division of Brass Eagle.

Lynn Scott, Brass Eagle President and CEO stated, "We are pleased to complete the JT acquisition and firmly believe this represents not only an excellent addition to our portfolio of products and brands, but also an important source of future sales and profits. We anticipate that the acquisition will result in increased market share, considerable margin expansion, increased retail product offerings and further penetration in the traditional market. Furthermore, JT represents the ideal platform to expand our business outside paintball to the broader extreme sports market."

Brass Eagle also announced that the Company signed a new Senior Credit Facility for $40 million with Bank of America. The agreement would allow the Company to use the credit facility for general operations and business expansion

Mr. Scott concluded, "Our core business remains solid. Furthermore, we have made a number of strategic acquisitions over the past year, including CM Support, Challenge Park Xtreme and now JT, which further establishes Brass Eagle as the dominant player in the industry and better positions the Company for the future. With our growth plans in place and the liquidity to execute our strategic plans, we look forward to profitably capitalizing on the opportunities that lie ahead."

Further details will be available in the Company's 8-K filing. Additionally, the Company reported that it continues to explore strategic and financial opportunities to enhance shareholder value. As mentioned before, Brass Eagle has retained McDonald Investments Inc. to advise it in its development and consideration of alternatives, which could include, but are not necessarily limited to, the sale of the Company, as well as a corporate stock repurchase program and strategic acquisitions.

Brass Eagle is unique in providing a full line of paintball markers and accessory products from beginner through competition level. The Company is the dominant supplier of products for this rapidly growing sport. Brass Eagle has been named one of the "Top 100" Hot Growth Companies by Business Week magazine and one of the IW Growing Companies 25, America's Most Successful Small Manufacturers by Industry Week magazine.

Various statements made about future expectations, plans and prospects for the Company and for the acquisition of JT's assets constitute forward-looking statements for purposes of the safe harbor provisions under the private securities litigation reform act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in the Company's annual report on form 10-K which is on file with the SEC. The note regarding forward-looking statements in the Company's 10-K will apply to any forward-looking statements made here today.